UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 12, 2014

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on March 12, 2014. There were 177,502,799 shares of common stock eligible to vote at the meeting.
The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:

Proposal One - Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Robert I. Toll	140,223,164	1,340,096	15,695,817
Bruce E. Toll	140,002,594	1,560,666	15,695,817
Douglas C. Yearley, Jr.	140,484,409	1,078,851	15,695,817
Robert S. Blank	140,130,388	1,432,872	15,695,817
Edward G. Boehne	140,113,434	1,449,826	15,695,817
Richard J. Braemer	140,305,090	1,258,170	15,695,817
Christine N. Garvey	140,723,376	839,884	15,695,817
Carl B. Marbach	140,237,765	1,325,495	15,695,817
Stephen A. Novick	140,226,159	1,337,101	15,695,817
Paul E. Shapiro	140,247,698	1,315,562	15,695,817
Proposal Two - Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
156,519,907	644,267	94,902
Proposal Three - Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
138,000,120	2,800,837	762,302	15,695,818

Proposal Four - Approval of the Toll Brothers, Inc. Stock Incentive Plan for Employees (2014):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
135,446,411	6,025,564	91,283	15,695,819

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 12, 2014	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer